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                                                                     EXHIBIT 4.1

DATED:_______________

NO.___________________                            $______________


                          AUSTIN'S INTERNATIONAL, INC.

                          TWO-YEAR 8% CONVERTIBLE NOTE


     NEITHER THIS NOTE, NOR ANY SHARES OF COMMON STOCK ISSUED UPON CONVERSION OF THIS NOTE, WILL BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS. THE HOLDER OF THIS NOTE OR ANY CERTIFICATE FOR COMMON STOCK ISSUED UPON CONVERSION OF THIS NOTE, MAY NOT SELL OR TRANSFER THIS NOTE OR SUCH CERTIFICATE UNLESS REGISTERED PURSUANT TO SUCH LAWS OR UNLESS EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS ARE APPLICABLE TO SUCH SALE OR TRANSFER.

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     FOR VALUE RECEIVED, AUSTIN'S INTERNATIONAL, INC., a Delaware corporation
("Maker"), with its principal office at 2400 East Commercial Boulevard, Suite 800, Fort Lauderdale, Florida 33308 (the "Office"), for value received, hereby promises to pay to the order of ______________________________________________
____________________________ at ______________________________________________
______________________________________________________________________________
(the "Holder"), the principal sum of $______________ (the "Principal Sum"), together with simple interest on the Principal Sum at the rate of 8% per annum. Interest shall be payable semi-annually in arrears to the Holder without presentment or demand, and the Principal Sum, together with all unpaid interest thereon, shall be payable on _____________, 1998 upon presentation and surrender of this Note at the Maker's Office, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. This Note is callable by the Company at any time after six (6) months from the issuance date, upon written request by the Company. This note is an unsecured obligation of the Company and will be issued in registered form. Interest and the Principal Sum will be paid to the person or persons in whose name this Note is registered.
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     1.   CONVERSION.

          (a) The Maker is presently authorized to issue 50,000,000 shares of common stock, par value $.01 per share, of the Maker ("Common Stock"), of which 6,713,550 shares are presently issued and outstanding. The Holder shall have the right (the "Conversion Right"), at its option, to convert the entire Principal Sum (or any portion of the Principal Sum thereof which is an integral multiple of $1,000.00) into fully paid and nonassessable shares of the Common Stock at a conversion price (the "Conversion Price") of $.50 per share, which is equal to ______% of the market price on April ____, 1996, of the Common Stock as quoted on the National Association of Securities Dealers Automated Quotation System, by surrendering this Note at the Maker's Office, together with a written notice of conversion (the "Conversion Notice") and a written instrument of transfer in form and substance satisfactory to the Maker and duly executed by the Holder. In case this Note shall be surrendered for conversion of only a portion of the Principal Sum thereof, the Company shall execute and deliver to the Holder, at the expense of the Company, a new Note in a principal sum equal to the unconverted portion of the Note so surrendered.

          (b) As promptly as practicable after the surrender, as hereinabove provided, of this Note for conversion, the Company shall deliver or cause to be delivered to the Holder, in the name and at the address stated on the Conversion Notice, a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock into which such Note, or portion thereof, shall have been converted. Subject to the following provisions of this section and of subsection (d) below, such conversion shall be deemed to have been made immediately prior to the close of business on the date that such Note shall have been surrendered for conversion, so that the rights of the holder of such Note (or the portion thereof being converted) as a Holder shall cease at such time, and the person or persons entitled to receive the shares of Common Stock upon conversion of such Note shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time; provided, however, that no such surrender on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the time immediately prior to the close of business on the next succeeding day on which such stock transfer books are open. The Holder will be paid any interest accrued on the Note through the date the Note is properly surrendered for conversion.

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          (c) No adjustments in respect of accrued interest or dividends shall be made upon the conversion on this Note or portion thereof.

          (d) The Conversion Price from time to time in effect shall be subject to adjustment as follows:

              (i) In case the Company shall pay a dividend in shares of its Common Stock, subdivide its outstanding shares of Common Stock, combine its outstanding shares of Common Stock into a smaller number of shares, or issue by reclassification of its shares of Common Stock any new securities of the Company, the Conversion Price in effect immediately prior thereto shall be adjusted retroactively as provided below so that the Holder of this Note thereafter surrendered for conversion shall be entitled to receive the number of securities of the Company which he would have owned or would have been entitled to receive after the happening of any of the events described above, had this Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection shall become effective immediately upon the effective date of any such dividend, subdivision, combination or reclassification.

              (ii) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Conversion Price; provided, however, that any adjustments which by reason of this subsection are not required to be made shall be carried toward cumulatively and taken into account in any subsequent adjustment which (including such carry-forward) requires an increase or decrease of at least 1%. All calculations shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

          (e) No fractional shares of Common Stock or script representing fractional shares of Common Stock shall be issued upon the conversion of this Note. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate Principal Amount of the Notes so surrendered for conversion. If the conversion of this Note results in a Common Stock fraction, the Company shall pay to such Holder, in lieu of a fractional share of Common Stock, an amount in cash equal to such fraction multiplied by the Conversion Price.

          (f) In case of any consolidation of the Company with, or merger of the Company into, another corporation, the Holder of each Note then outstanding shall have the right thereafter to convert such Note into such kind and amount of shares of Common Stock, other securities and property received upon such consolidation or merger, based on the number of shares of Common Stock of the Company into which such Note might have been converted immediately


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prior to such consolidation or merger.  In the alternative, the corporation resulting from such consolidation or merger shall be obligated to deliver to the Holder a new note which shall give the Holder substantially the same rights and obligations in the resulting corporation as the Holder has under this Note.

     2. HOLDER DEEMED OWNER. Only the Holder of this Note, determined in accordance with the provisions hereof, shall be deemed and treated s the owner of this Note for all purposes, including for the purpose of receiving any payment or payments of the Principal Sum or any interest thereon, or the right to exercise the Conversion Right.

     3. CORPORATE OBLIGATION. No recourse under or upon any obligation, liability, covenant or agreement contained in this Note, or for any claim based hereon or otherwise in respect hereof, except any claim based upon fraud or misrepresentation in connection with the purchase, making, execution or delivery of this Note, shall be had against any promoter, incorporator, shareholder, officer or director, as such and whether past, present or future, of the Maker or of any predecessor or successor corporation, either directly or through the Maker or any predecessor or successor corporation or through any trustee, receiver or any other person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Note and the right to receive shares of Common Stock issuable upon exercise of the Conversion Right are solely corporate obligations of the Maker, and that any and all such personal liability, either at common law or in equity or by constitution or statute, of and any and all such rights and claims against, every such promoter, incorporator, shareholder, officer or director, as such, except any claim based upon fraud or misrepresentation in connection with the purchase, making, execution or delivery of this Note, are hereby expressly waived and released by every Holder by the acceptance of this Note and as part of the consideration for the issue hereof.

     4. AUTHENTICATION. This Note shall not become valid or obligatory for any purpose until duly executed and delivered by the duly authorized officer of the Maker and the corporate seal of the Maker affixed hereto.

     5. MUTILATED, DESTROYED, LOST AND STOLEN NOTES. In case this Note shall become mutilated or be destroyed, lost, or stolen, the Company in the case of a mutilated Note shall, and in the case of a destroyed, lost or stolen Note in its sole discretion, may, execute, authenticate and deliver, a new note bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and substitution for the Note so destroyed, lost, or stolen. In every case the applicant for a substituted Note shall furnish to the Company such reasonable security or indemnity as may be required to save it harmless, and,


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in every case of destruction, loss, or theft, the applicant shall also furnish to the Company evidence to its satisfaction of the destruction, loss, or theft of such Note and of the ownership thereof. Upon the issue of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature shall become mutilated or be destroyed, lost, or stolen, the Company may, instead of issuing a substitute Note, pay the same (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Company such reasonable security or indemnity as may be required to save the Company harmless, and, in case of destruction, loss, or theft, evidence to the satisfaction of the Company of the destruction, loss, or theft of such Note and of the ownership thereof.

     Every substituted Note issued pursuant to this section shall constitute an additional contractual obligation of the Company and the Holder shall be entitled to all the benefits of this Note. All Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Notes, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     6. NOTICES. Any notice, demand or other communication required or permitted pursuant to this Note (a "Notice") shall be in writing, shall be hand delivered or delivered by registered or certified mail (return receipt requested and with all postal charges prepaid) or by private overnight courier, shall be effective upon receipt and shall be delivered to the Maker at its Office and to the Holder at the last address of the Holder of which the Maker has received Notice, either by Notice or upon a transfer of this Note by the transfer documents. Until the Maker receives Notice of another address, the address of the first Holder shall be that which is set forth in the first paragraph of this Note.

     7. SUBSCRIPTION AGREEMENT. The initial Holder of this Note has executed a Subscription Agreement which contains provisions restricting the transferability of this Note and relating to other material matters affecting this Note. Such restrictions and other provisions are incorporated herein by reference and any subsequent Holder shall be bound by such restrictions and terms.

     8.   GENERAL.

          (a) Amendment; Waiver.  No amendment, modification, termination or
              -----------------
waiver of any provision of this Note shall be effective unless the same shall be in writing and signed by the


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

Maker and the then Holder, or in the case of a waiver by the party against whom such waiver is sought to be enforced.

          (b) Governing Law.  This Note shall be governed by and interpreted and
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enforced in accordance with the laws of the United States and the State of
Florida.

          (c) Jurisdiction.  Any suit, action or legal proceeding arising out of
              ------------
or relating to this Note shall be brought in the court of record of the State of Florida in Broward County or in the District Court of the United States for the Southern District of Florida, and by its acceptance of this Note each Holder consents to the jurisdiction of each such court in any suit, action or legal proceeding and waives any objection which it may have to the laying of venue of any such suit, action or legal proceeding in any of such courts.

          (d) Headings; Gender.  The headings in this Note are intended to be
              ----------------
for convenience of reference only, and shall not define or limit the scope, extent or intent or otherwise affect the meaning of any portion hereof. All personal pronouns used in this Note, whether masculine or feminine or neuter gender, shall include the plural and the plural the singular.

          (e) Entire Agreement; Integration.  This Note, together with the
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Subscription Agreement, embodies the entire agreement and understanding between the Maker and each of the Holders with respect to the subject matter hereof, and supersedes all prior agreements, understandings, restrictions or representations between the Maker and the first Holder with respect to such subject Matter.

     IN WITNESS WHEREOF, the Maker has caused this Note to be signed on its behalf by its Chief Financial Officer, as of the date first above stated.


                              AUSTIN'S INTERNATIONAL, INC.



                              By:  /s/ Larry   E. Graybill
                                  ---------------------------------
                                    Larry E. Graybill
                                    Chief Financial Officer


[CORPORATE SEAL]



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